UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2026

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares	LBTYA	Nasdaq Global Select Market
Class B common shares	LBTYB	Nasdaq Global Select Market
Class C common shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2026, Wyre Finance BV (the “Company”) entered into (i) a bank facilities agreement between, among others, the Original Bank Facilities Lenders (as defined therein) (the “Original Bank Facilities Lenders”) and The Bank of Nova Scotia as the bank facilities agent and the security agent (the “Bank Facilities Agreement”), (ii) a common terms agreement between, among others, the Original Bank Facilities Lenders and The Bank of Nova Scotia as the bank facilities agent and the security agent (the “Common Terms Agreement”), (iii) a master definitions agreement between, among others, the Original Bank Facilities Lenders and The Bank of Nova Scotia as the bank facilities agent and the security agent (the “Master Definitions Agreement”) and (iv) an intercreditor agreement between, among others, the Original Bank Facilities Lenders and The Bank of Nova Scotia as the bank facilities agent and the security agent (the “Intercreditor Agreement”).

Wyre Finance BV is an indirect wholly-owned subsidiary of Wyre Holding BV, which is a joint venture between Telenet BV (an indirect wholly-owned subsidiary of Liberty Global Ltd.) and Fluvius System Operator CV. Telenet BV owns 66.8% of the issued share capital of Wyre Holding BV and Fluvius System Operator CV owns 33.2% of the issued share capital of Wyre Holding BV.

Under the terms of the Bank Facilities Agreement, the Original Bank Facilities Lenders have agreed to provide a €2.7 billion ($3.2 billion at the May 1, 2026 exchange rate) term loan facility (the “Term Facility”), a €1.2 billion ($1.4 billion at the May 1, 2026 exchange rate) capex term loan facility (the “Capex Facility”), a €215.0 million ($252.2 million at the May 1, 2026 exchange rate) revolving facility (the “Initial Revolving Facility”) and a €235.0 million ($275.1 million at the May 1, 2026 exchange rate) debt service reserve facility (the “DSR Facility” and, together with the Term Facility, the Capex Facility and the Initial Revolving Facility, the “Facilities”) to the Company.

The Term Facility may be drawn to finance the repayment of certain financial indebtedness of Wyre BV and its subsidiaries (the “Group”), financing a dividend or distribution out of the Group in an amount no greater than €3.0 billion ($3.5 billion at the May 1, 2026 exchange rate) or its equivalent in other currencies, financing or refinancing any capital expenditure, permitted acquisition, investment, joint venture, restructuring, refinancing and reorganization requirements of the Group, financing or refinancing the working capital requirements of the Group and financing or refinancing any fees, costs, expenses, taxes and other amounts incurred in connection with the transactions contemplated by the Bank Facilities Agreement and/or the syndication of the Facilities.

The Capex Facility may be drawn to finance or refinance capital expenditure and permitted acquisitions, financing other related amounts, including any breakage costs, interest, redemption premiums, make-whole costs and other fees, costs, expenses and taxes in connection with the finance documents, any permitted acquisitions and/or the financing or refinancing of any indebtedness of any entity that is the subject of a permitted acquisition and financing or refinancing any fees, costs, expenses, taxes and other amounts incurred in connection with the foregoing.

The Initial Revolving Facility may be drawn to finance the ongoing working capital requirements and the general corporate purposes of the Group.

The DSR Facility may be drawn to finance a shortfall in the amount of funds available to the Company for scheduled payments of interest to its secured creditors.

The final maturity date for the Facilities will be the date falling 84 months from the date of first utilization of the Term Facility (the “Closing Date”).

Subject to certain adjustments which may apply as set out in the Bank Facilities Agreement, loans drawn under the Facilities will bear interest at a rate of EURIBOR plus (i) 2.35% per annum from the date of the Bank Facilities Agreement until the third anniversary of the Closing Date, (ii) 2.50% per annum from but excluding the third anniversary of the Closing Date to and including the fourth anniversary of the Closing Date, (iii) 2.75% per annum from but excluding the fourth anniversary of the Closing Date to and including the fifth anniversary of the Closing Date, (iv) 3.00% from but excluding the fifth anniversary of the Closing Date to and including the sixth anniversary of the Closing Date and (v) 3.25% from but excluding the sixth anniversary of the Closing Date until the final maturity date.

The Common Terms Agreement sets out the common terms and conditions applicable across the financing documents, including the Bank Facilities Agreement, any future authorized credit facilities and related hedging agreements (collectively, the "Authorized Credit Facilities"). The Common Terms Agreement is intended to provide a single, unified framework for representations and warranties, covenants, events of default, mandatory prepayment provisions and agreed security principles that apply to each Authorized Credit Facility, thereby ensuring consistency of terms across the financing documents.

The Master Definitions Agreement sets out the defined terms and principles of interpretation and construction applicable across the financing documents, including the Bank Facilities Agreement, the Common Terms Agreement, the Intercreditor Agreement and each other finance document entered into in connection with the Authorized Credit Facilities.

The Intercreditor Agreement establishes the intercreditor arrangements governing the relative rights and priorities of the secured creditors, the subordinated creditors and the subordinated intragroup creditors in relation to the secured obligations under the financing documents. Its principal purposes include: (i) regulating the claims of the secured creditors against the subordinated creditors and the rights of priority and enforcement; (ii) regulating the claims of the subordinated intragroup creditors and the subordinated creditors; (iii) regulating the exercise, acceleration and enforcement of rights by the secured creditors; and (iv) setting out the entrenched rights and reserved matters of the secured creditors.

The Bank Facilities Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Bank Facilities Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

The Master Definitions Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the Master Definitions Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.2.

The Common Terms Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The foregoing description of the Common Terms Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.3.

The Intercreditor Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The foregoing description of the Intercreditor Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.4.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

4.1
Bank Facilities Agreement dated May 1, 2026 and entered into between, among others, Wyre Finance BV as the company and the original borrower, the Original Bank Facilities Lenders (as defined therein), The Bank of Nova Scotia as the bank facilities agent, and The Bank of Nova Scotia as the security agent.

4.2
Master Definitions Agreement dated May 1, 2026 and entered into between, among others, Wyre Finance BV as the company and obligors’ agent, the Original Bank Facilities Lenders (as defined therein), The Bank of Nova Scotia as the bank facilities agent and The Bank of Nova Scotia as the security agent.

4.3
Common Terms Agreement dated May 1, 2026 and entered into between, among others, Wyre Finance BV as the company and obligors’ agent, the Original Bank Facilities Lenders (as defined therein), The Bank of Nova Scotia as the bank facilities agent and The Bank of Nova Scotia as the security agent.

4.4
Intercreditor Agreement dated May 1, 2026 and entered into between, among others, Wyre Holding III BV as the parent and the subordinated creditor, Wyre Finance BV as the company and obligors’ agent, the Original Bank Facilities Lenders (as defined therein), The Bank of Nova Scotia as the bank facilities agent and The Bank of Nova Scotia as the security agent.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 7, 2026